UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): June 2, 2015
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	333-182948	36-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 2, 2015, TransUnion (“TransUnion” or the “Company”) refinanced certain of the Company’s existing indebtedness, as described below.
On June 2, 2015, the Company’s wholly owned subsidiaries, TransUnion Intermediate Holdings, Inc. (f/k/a TransUnion Corp.) and Trans Union LLC, amended the Second Amended and Restated Credit Agreement, dated as of April 9, 2014, among TransUnion Corp., Trans Union LLC, the guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, Deutsche Bank AG New York Branch, as L/C issuer and swing line lender, the other lenders party thereto, Goldman Sachs Lending Partners LLC, as syndication agent, Bank of America, N.A., Royal Bank of Canada and Credit Suisse AG, as documentation agents, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, RBC Capital Markets and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”). Pursuant to the Amendment No. 8 to Credit Agreement, dated as of June 2, 2015 (the “Eighth Amendment”), by and among TransUnion Intermediate Holdings, Inc., Trans Union LLC, the guarantors party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, Deutsche Bank AG New York Branch, the Revolving Credit Lenders party thereto, and each 2015 Term B-2 Lenders, the Amended and Restated Credit Agreement was amended to (i) provide for replacement term loans (the “2015 Term B-2 Loans”) in an aggregate principal amount of $1,881,000,000, the proceeds of which were used to refinance in full all Terms Loans outstanding under the Amended and Restated Credit Agreement, (ii) lower the LIBOR floor from 1.00% to 0.75%, (iii) following completion of an initial public offering of TransUnion’s common stock (an “IPO”) and achievement of a Total Net Leverage Ratio of 5.00:1 or less, modify the pricing step-down from LIBOR plus 3.00% to LIBOR plus 2.75% to be effective upon the achievement of a Senior Secured Net Leverage Ratio of equal to or less than 4.25:1 (instead of the current 3.75:1), (iv) conditioned on the completion of an IPO, permit the Amended and Restated Credit Facility to be amended and/or amended and restated to include (A) a new five-year term loan A facility in an aggregate principal amount of up to $350,000,000 and (B) a refinanced five-year revolving credit facility in an aggregate principal amount of up to $210,000,000, and (v) implement certain technical changes to the Amended and Restated Credit Agreement to accommodate for the new term loan A facility relative to the Term Loan B-2 Loans with respect to amortization, optional prepayments, mandatory prepayments, financial covenant and certain other terms, all on the terms and subject to the conditions set forth in the Eighth Amendment. Capitalized terms used and not otherwise defined herein have the same meanings as specified in the Amended and Restated Credit Agreement and the Eighth Amendment, as applicable.

TransUnion Intermediate Holdings, Inc. and its direct and indirect wholly-owned subsidiaries party to the Amended and Restated Credit Agreement and ancillary agreements and documents (other than Trans Union LLC) continue to provide an unconditional guaranty of all amounts owing under the Amended and Restated Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of Trans Union LLC, TransUnion Intermediate Holdings, Inc. and the other guarantors, including their investments in subsidiaries. The Amended and Restated Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.

The foregoing description of the Eighth Amendment is a summary and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a Revolving Credit Lender, the Syndication Agent and a Joint Lead Arranger and Joint Bookrunner under the Amended and Restated Credit Agreement. Investment funds affiliated with Goldman, Sachs & Co. own approximately 48.8% of the issued and outstanding common stock of TransUnion. Goldman, Sachs & Co. and its affiliates, including Goldman Sachs Credit Partners L.P., have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 4, 2015, an amendment to the Company’s current Amended and Restated Certificate of Incorporation to effect a stock split was submitted to and approved by the majority stockholders of the Company by written consent. Pursuant to the stock split, each share of the Company common stock that is issued and outstanding, or held by the Company in treasury, will be reclassified and converted into 1.333 shares of common stock, par value $0.01 per share.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.
10.1	Amendment No. 8 to Credit Agreement dated as of June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION
Date: June 8, 2015
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Vice President